Exhibit 1.1(b)

                                PRICING AGREEMENT

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
4 World Financial Center
New York, NY 10080

                                                   June 29, 2001
Ladies and Gentlemen:

         Norfolk Southern Corporation, a Virginia corporation (the "Corporation"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated June 29, 2001 (the "Underwriting Agreement"), to issue and sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") the Securities as specified in Schedule I hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement and also a representation and warranty as of the date of delivery of the Designated Securities to the Underwriter. Each reference to the Representatives in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Corporation agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Corporation, at the time and place and at the purchase price to the Underwriter set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of the Underwriter in Schedule I hereto.

         This Pricing Agreement may be executed in counterparts, and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted.

         If the foregoing is in accordance with your understanding, please sign and return to us one for the Corporation plus one for each counsel counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Corporation.


                                      Very truly yours,

                                      NORFOLK SOUTHERN CORPORATION


                                      By: /s/ WILLIAM J. ROMIG
                                         --------------------------------------

                                         Name: William J. Romig
                                         Title: Vice President & Treasurer


Accepted as of the date hereof:

MERRILL LYNCH & CO.
  MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED



By: /s/ GEORGE ACKERT
    -----------------------------------------
    Name: George Ackert
    Title: Vice President

                                   SCHEDULE I


                                                            Principal Amount
                                                         of Floating Rate Notes
Underwriter                                                     due 2003
-----------                                                  to be Purchased
                                                             ---------------

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated ...................................   $250,000,000





                                   Sched. I-1

                                   SCHEDULE II

Closing: July 5, 2001 at 9:00 a.m. at Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York

Price of Securities:   99.750 % with respect to the Corporation's Floating Rate
                       Senior Notes due 2003


                                  Sched. II-1